[ARTER & HADDEN LLP ATTORNEYS AT LAW LETTERHEAD]

                                   EXHIBIT 5.1
                                                               February 14, 2000

billserv.com, Inc.
14607 San Pedro Avenue, Suite 100
San Antonio, Texas  78232


        RE: billserv.com, Inc. 1999 Employee Stock Purchase Plan (the "Plan") Form S-8 Registration Statement No. (the "Registration Statement")

Ladies and Gentlemen:

        We have been advised that on or about February 14, 2000, billserv.com, Inc., a Nevada corporation (the "Company"), expects to file under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement"). Such Registration Statement relates to the Offering ("Offering"), from time to time of 1,000,000 shares of common stock, par value $.001 each, of the Company, which may be issued pursuant to the Plan. This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement and you have requested our opinion with respect to certain legal aspects of the Offering of the Offered Securities.

        In rendering our opinion, we have participated in the preparation of the Registration Statement and have examined and relied upon the original or copies, certified to our satisfaction, of such documents and instruments of the Company as we have deemed necessary and have made such other investigations as we have deemed appropriate in order to express the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. In addition, we have assumed and have not verified the accuracy of factual matters of each document we have reviewed.

        As to certain questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon the representations or certificates of officers or directors of the Company.

        Based upon the following examination and subject to the comment and assumptions as noted below, we are of the opinion that shares of common stock, par value $.001 each, of the Company which may be issued pursuant to the Plan will be, when so issued or transferred and delivered in accordance with the Plan, duly authorized, validly issued, fully paid and non-assessable.

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billserv.com, Inc.
February 14, 2000
Page Two


        Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligations of the company,
(i) we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it; (ii) such opinions are subject to applicable bankruptcy, insolvency, reorganization, liquidation, receivership, fraudulent conveyance or similar laws, now or hereafter in effect, relating to creditors' rights generally, and (iii) such opinions are subject to the general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity).

        This opinion is limited in all respect to the laws of the State of Nevada. We do not purport to be admitted to practice in the State of Nevada, and for the purposes of rendering the opinions set in this letter we have assumed that the applicable laws of the State of Nevada are the same as the laws of the State of Texas.

        We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of results. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we have come within the category of persons whose consent is required by the Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                   Respectfully submitted,



                                   ARTER & HADDEN LLP

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